UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2005

HERBALIFE LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	1-32381	98-0377871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

PO Box 309 GT, Ugland House South Church Street, Grand Cayman Cayman Islands
(Address of principal executive offices)

Registrant’s telephone number, including area code:       c/o (310) 410-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On July 28, 2005 the Board of Directors of Herbalife Ltd. (the “Company”), based on the recommendation of the Compensation Committee, adopted the following changes in compensation for its non-employee directors, effective as of July 29, 2005:

1.                                       Increased the annual retainer to $25,000 for its non-independent, non-employee directors.

2.                                       Increased the annual retainer for the Chair of the Audit Committee to $15,000, and increased the annual retainer to $5,000 for the Chair of all other Committees.

3.                                       Increased compensation for attendance at in-person Board meetings to $5,000 per meeting.

4.                                       Increased compensation for attendance at telephonic Board meetings to $1,000 per meeting.

5.                                       Increased compensation for attendance at Board Committee meetings to $2,500 per meeting.

6.                                       Increased the annual equity grant equivalent for Independent Directors to $100,000.  Directors who are employees of the Company are compensated based on negotiated compensation packages.  A summary of the material terms set forth above is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The Board also adopted Recommended Stock Ownership Guidelines for directors.  The recommended level of ownership of Company common shares is five times such Director’s annual retainer, and should be attained within two years of such Director’s appointment to the Board.

Item 9.01 Financial Statements and Exhibits

(c)                                  Exhibits

Exhibit	Description

10.1	Summary of Non-Employee Director Compensation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 28, 2005

HERBALIFE LTD.

	By:	/s/ BRETT R. CHAPMAN
Brett R. Chapman
General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Summary of Non-Employee Director Compensation